UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (571) 303-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 3, 2010, The Corporate Executive Board Company issued a press release with respect to its earnings for the three months ended March 31, 2010 and raised 2010 guidance. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
Presentation slides used during the Company’s investor conference call, set for May 4, 2010, at 9:00 a.m. EST., may be accessed at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113226&eventID=3037518 no later than the starting time of the conference call.
Item 8.01 Other Events
On April 30, 2010, The Corporate Executive Board Company (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Iconoculture, Inc, a Minnesota corporation (“Iconoculture”). Iconoculture provides comprehensive consumer insights and effective strategic marketing advisory services and project support to an established customer base. Closing is subject to the satisfaction of customary conditions and is expected to occur in the second quarter. The Agreement to acquire Iconoculture for cash, which is subject to customary post-closing adjustments for working capital, provides for additional purchase consideration if Iconoculture’s financial performance through December 31, 2010 meets certain specified targets.
On May 3, 2010, the Company entered into an amended and restated sublease agreement (“sublease”) for a total of 267,630 square feet in the Company’s headquarters building in Arlington, Virginia. The sublease adds 96,039 square feet beginning in the fourth quarter of 2011 to the 171,591 square feet that was sublet to the subtenant in June 2009. Total sublease payments over the term, which terminates with the Company’s existing lease in January 2028, will be approximately $283.8 million. The sublease contains a provision for an additional floor that the subtenant is required to take in 2014 and further provides the subtenant with a one-time expansion option for an additional floor in the same year. The subtenant will be required to pay its pro rata portion of any increases in building operating expenses and real estate taxes. As previously disclosed, the Company expects that the sublease will reduce 2010 rent expense by approximately $9 million. The Company expects that the sublease will reduce 2011 rent expense by approximately $12.5 million. The sublease represents an additional step in the Company’s efforts to re-align its sales and service resources and to move closer to its membership base.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for first quarter 2010 earnings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company
(Registrant)

Date: May 3, 2010	By:	/s/ Richard S. Lindahl

Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	The Corporate Executive Board Company’s press release for first quarter 2010 earnings.